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                                                                    EXHIBIT 4.2

                              ON ASSIGNMENT, INC.

                     LIMITED REGISTRATION RIGHTS AGREEMENT


        THIS LIMITED REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is made and entered into as of April 19, 2002, by and among ON ASSIGNMENT, INC., a Delaware corporation (the "COMPANY"), J. William DeVille, A.G. Edwards & Sons, as Custodian for J. William DeVille and Kenneth Wead (collectively, the "STOCKHOLDERS").

                                    RECITALS

        A. The Company, ON ASSIGNMENT ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of the Company ("SUB"), HEALTH PERSONNEL OPTIONS CORPORATION, an Ohio corporation ("HPOC"), and certain stockholders of HPOC have entered into an Agreement and Plan of Merger, dated as of March 27, 2002 (the "MERGER AGREEMENT"), pursuant to which HPOC will be merged into Sub (the "TRANSACTION"). As a result of the Transaction, the Stockholders will receive 317,436 shares (the "SHARES") of common stock of the Company as part of the merger consideration. Certain of the Shares (the "Escrow Shares") will be deposited into the Escrow Amount (as defined in the Merger Agreement). The Shares will be "restricted securities" as defined in Rule 144 (defined below).

        B. The Company has agreed to provide the Stockholders with certain registration rights solely for the purpose of permitting the sale of the Escrow Shares to satisfy claims arising out of or in connection with the indemnification obligations of the Stockholders arising out of or in connection with Article VIII of the Merger Agreement ("ARTICLE VIII") and pursuant to the terms of that certain Escrow Agreement, dated concurrently herewith (the "ESCROW AGREEMENT"), among Parent, Edwin T. Robinson in his capacity as Stockholder Representative and the Escrow Agent named therein (the "ESCROW AGENT").

        C. Notwithstanding anything to the contrary contained herein, the Stockholders acknowledge that except for any sale of the Escrow Shares to satisfy claims arising under Article VIII and the terms of the Escrow Agreement, all Shares remain subject to the terms and restrictions set forth in those certain Lock-up Agreements, dated concurrently herewith, entered into by each of the Stockholders and the Company (the "LOCK-UP AGREEMENTS").

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

        SECTION 1: REGISTRATION.

        1.1 REGISTRATION SHARES. As used in this Agreement, "Registrable Shares" means the Escrow Shares and any securities issued or issuable in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization.



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        1.2 REGISTRATION.

            (a) The Company and the Stockholders agree that the Company will register the Registrable Shares pursuant to the registration statement on Form S-3 (the "REGISTRATION STATEMENT") to be filed by the Company pursuant to the terms of that certain Registration Rights Agreement, dated concurrently herewith, between the Company, and the former HPOC stockholders named therein and the Stockholder Representative named therein.

            (b) Each Stockholder shall furnish such information as the Company may reasonably request in connection with the preparation of the Registration Statement. The Escrow Shares registered with the SEC pursuant to the terms of this Agreement may only be sold under the Registration Statement to satisfy any claims arising out of or in connection with Article VIII and the terms of the Escrow Agreement. Any Escrow Shares that are not sold to satisfy any such claims may not be sold by the Stockholders under the Registration Statement for any other purpose and shall continue to be subject to all of the terms, restrictions and conditions of the Lock-up Agreements.

            (c) Before filing the Registration Statement, or any amendment thereto, the Company shall furnish to the Stockholders copies of all documents proposed to be filed, which documents shall be subject to review and reasonable approval of the Stockholders; provided however, that if a Stockholder fails to respond to the Company within 5 days of receipt of such documents, such Stockholder shall be deemed to have approved such documents.

        1.3 LIMITED WAIVER OF LOCK-UP RESTRICTIONS. If the Stockholder Representative agrees to satisfy any claims arising out of or in connection with
Article VIII by selling the Escrow Shares, the Company agrees to waive its right to the restrictions regarding the Shares set forth in the Lock-up Agreements only with respect to the Escrow Shares necessary to satisfy such claims pursuant to the terms of the Escrow Agreement.

        SECTION 2: THE COMPANY'S OBLIGATIONS

        In connection with the Registration Statement, the Company shall:

        2.1 COPIES OF OFFERING DOCUMENTS. Furnish to the Stockholders such numbers of copies of the Registration Statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 ACT"), including all rules and regulations promulgated thereunder, and such other documents as the Stockholders may reasonably request.

        2.2 MISLEADING PROSPECTUS. Promptly notify the Stockholders, at any time when the prospectus covered by the Registration Statement is required to be delivered under the 1933 Act, upon the Company becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter use its reasonable best efforts to prepare and file with the SEC and furnish to the Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an



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untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

        SECTION 3: THE STOCKHOLDERS' OBLIGATIONS

        In connection with the Registration Statement, the Stockholders shall:

        3.1 OTHER DOCUMENTS AND INFORMATION. Complete, execute, acknowledge and/or deliver such questionnaires and other documents, certificates and instruments as are reasonably required by the Company or are otherwise necessary in connection with the registration and offering. The Stockholders shall promptly provide to the Company such information concerning the Stockholders, their ownership of the Company's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by the Company.

        3.2 CESSATION OF OFFERING. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2, immediately discontinue disposition of the Escrow Shares pursuant to the Registration Statement covering such Shares until the Stockholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2.

        3.3 MATERIAL NON-PUBLIC INFORMATION. The Stockholders agree to treat the receipt of notice from the Company pursuant to Section 2.2 or 4.1 and the content of such notice, as material non-public information, and neither the Stockholders nor their agents or principals shall trade the Company securities or disclose the contents of such notice or that the Stockholders have received such notice prior to the end of the second trading day after the later of (i) the widespread public dissemination of the happening of the event subject to the notice and (ii) the filing with the SEC of the supplemented or amended prospectus contemplated by Section 2.2 or the filing of the Registration Statement or resumption of the right to make sales pursuant to the Registration Statement, as contemplated by Section 4.1.

        SECTION 4: EXPENSES AND INDEMNIFICATION.

        4.1 OTHER TRANSACTIONS. The Company shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Stockholders' rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when the Company provides to the Stockholders a certificate signed by the President of the Company that in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto, or (ii) be seriously detrimental to the Company and its stockholders, in which event (under clause (i) or (ii) above) the Company's sole relief from its registration obligations is the right to defer filing of the Registration Statement (or to suspend the Stockholders' rights to make sales pursuant to the Registration Statement if it is already



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effective) for a period of not more than 90 days; provided, however, that the
Company shall not utilize the right described in this Section 4.1 more than once in any twelve-month period.

        4.2 CERTAIN FEES AND COMMISSIONS. The Company shall pay all expenses incurred in connection with the Registration Statement, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, except that the Company shall not be required to pay brokers' or underwriters' fees, discounts or commissions relating to the Registrable Shares or fees of a separate legal counsel of a Stockholder.

        4.3 OTHER EXPENSES. The Company shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the Nasdaq National Market.

        4.4 INDEMNIFICATION. In the event any Registrable Shares are included in the Registration Statement under Section 1:

            (a) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless the Stockholders, their heirs, successors and permitted assigns, their officers and directors, any underwriter (as defined in the 1933 Act) for the Stockholders (if selected by the Company or approved by the Company), and each person, if any, who controls any Stockholder or such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus (not prohibited by Section 3.2) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and the Company will reimburse the Stockholders, their heirs, successors and permitted assigns, their officers and directors, any underwriter (if selected by the Company or approved by the Company) or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 4.3(a) shall not apply (i) to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Stockholders or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares that are the subject thereof did not receive a copy of the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Shares to such person and the Company provided such final or supplemental prospectus to the Stockholders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholders, underwriter or controlling person and shall survive the transfer of the Registrable Shares by the Stockholders.



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            (b) INDEMNIFICATION BY STOCKHOLDERS. To the extent permitted by law, each Stockholder, severally and not jointly, will indemnify and hold harmless the Company, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933 Act) with respect to the Registrable Shares, and each person, if any, who controls the Company or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in such registration by such Stockholder, or (ii) the failure of a Stockholder with respect to the Registrable Shares held by such Stockholders at or prior to the written confirmation of the sale of the Registrable Shares held by such Stockholder to send or arrange delivery of a copy of a prospectus (or the prospectus as amended or supplemented) timely provided to the Stockholders by the Company to the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares that are the subject thereof. Such Stockholders will reimburse the Company and each such successor, assign, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such successor, assign, officer, director, underwriter or controlling person and shall survive the transfer of the Registrable Shares by the Stockholder.

            (c) INDEMNIFICATION PROCEDURES. Promptly after receipt by a person who may be entitled to indemnification under this Section 4.3 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this Section 4.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 4.3 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm



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of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in Section 4.3(a) or Section 4.3(b) shall be available to any party who shall fail to give notice as provided in this Section 4.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice.

            (d) CONTRIBUTION. If the indemnification otherwise provided for in this Section 4.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Stockholder shall be obligated to contribute pursuant to this Section 4(d) shall be limited to an amount equal to the proceeds to such Stockholder of the Registrable Shares sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Stockholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Shares).

        SECTION 5: OTHER PROVISIONS

        5.1 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        5.2 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).



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        If to the Company:

        On Assignment, Inc.
        26651 West Agoura Road
        Calabasas, California 91302
        Attn: Ronald Rudolph
        Fax: (818) 878-7930

        If to the Stockholders, to such address or facsimile telephone number set forth next to each respective Stockholder's name on the signature page hereto (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

        5.3 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        5.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        5.5 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. The Stockholders may not assign their rights under this Agreement without the express prior written consent of the Company.

        5.7 WAIVER. No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        5.8 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the parties hereto.

        5.9 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the



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application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        5.10 PARTIES IN INTEREST. Except for the provisions of Section 4.4, none of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the parties hereto and their respective successors and assigns, if any.

        5.11 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto relating to the registration and sale of the Escrow Shares and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof, other than
Article VIII, the Lock-up Agreements and the Escrow Agreement; provided, however, the Lock-up Agreements are modified only as specifically provided for in this Agreement.

        5.12 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties hereto in any Federal or state court located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of any such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        5.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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        The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.



                                   THE COMPANY
                                   ON ASSIGNMENT, INC.,
                                   a Delaware corporation

                                   By:
                                      -----------------------------------------
                                      Joe Peterson
                                      Chief Executive Officer


                                   STOCKHOLDERS


                                   --------------------------------------------
                                   J. WILLIAM DEVILLE
                                   Address:  130 Shoemaker Dr.
                                             Loveland, Ohio 45140
                                   Email:    devilles@cinci.rr.com


                                   --------------------------------------------
                                   KENNETH WEAD
                                   Address:  8746 Tiburon Drive
                                             Cincinnati, Ohio 45249
                                   Email:    kwead@cinci.rr.com


                                   --------------------------------------------
                                   A.G. EDWARDS & SONS
                                   CUSTODIAN FOR J. WILLIAM DEVILLE
                                   Address:   Louis Ginocchio
                                              A.G. Edwards & Sons, Inc.
                                              255 E. 5th St., Suite 1400
                                              Cincinnati, Ohio 45202
                                   Facsimile: (513) 241-7831
                                   E-Mail:    louis.ginocchio@agedwards.com